Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the financial statements of Celldex Therapeutics, Inc. of our report dated May 7, 2008, with respect to the consolidated financial statements Celldex Therapeutics, Inc. and Subsidiary, included in the 2008 Annual Report to Shareholders of Celldex Therapeutics, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metro Park, New Jersey
October 9, 2009